AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.
SUPPLEMENT NO. 9, DATED JANUARY 4, 2013,
TO THE PROSPECTUS, DATED APRIL 27, 2012

This prospectus supplement, or this Supplement No. 9, is part of the prospectus of American Realty Capital Daily Net Asset Value Trust, Inc., or the Company, dated April 27, 2012, or the Prospectus, as supplemented by Supplement No. 8, dated November 13, 2012, or Supplement No. 8, and Supplement No. 7, dated October 11, 2012, or Supplement No. 7. This Supplement No. 9 supplements, modifies, supersedes and replaces certain information contained in the Prospectus and Supplement No. 7 and Supplement No. 8 and should be read in conjunction with the Prospectus. This Supplement No. 9 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 9 is to, among other things:

•	disclose operating information, including the status of the offering and the shares currently available for sale, the status of distributions, the net asset value for our retail and institutional shares, the status of our share repurchase program, information regarding the dilution of the net tangible book value of our shares, the status of fees paid and deferred, our real estate investment summary and selected financial data;
•	disclose recent changes in management;
•	disclose changes to investor suitability standards for Michigan, North Dakota, Tennessee and Texas investors;
•	update disclosure relating to our multi-offering subscription agreement;
•	update disclosure relating to our pricing supplements;
•	update our risk factors;
•	update disclosure relating to our asset management fee;
•	update disclosure relating to our dealer manager;
•	update our principal stockholders table;
•	update disclosure relating to our investment allocation agreement;
•	update our description of real estate investments;
•	update prior performance information;
•	update disclosure relating to our plan of distribution;
•	update the Experts section in the Prospectus;
•	incorporate certain information by reference;
•	update Appendix C-1 — Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement; and
•	update Appendix E — Letter of Direction.

	Supplement No. 9 Page No.	Prospectus Page No.
Operating Information
Status of the Offering	S-3	N/A
Shares Currently Available for Sale	S-3	N/A
Status of Distributions	S-3	N/A
Net Asset Value for our Retail and Institutional Shares	S-5	N/A
Status of our Share Repurchase Program	S-5	N/A
Information Regarding Dilution	S-5	N/A
Status of Fees Paid and Deferred	S-6	N/A
Real Estate Investment Summary	S-6	N/A
Selected Financial Data	S-8	N/A
Management Updates	S-8	N/A
Prospectus Updates
Cover Page	S-9	N/A
Investor Suitability Standards	S-9	i, ii, iii
Prospectus Summary	S-10	4, 18, 23
Risk Factors	S-11	30, 41, 57, 60
Management	S-12	71, 73, 74-76, 78, 86, 87, 88
Management Compensation	S-17	93
Principal Stockholders	S-17	101
Conflicts of Interest	S-18	102-103, 106, 108
Description of Real Estate Investments	S-19	133
Prior Performance Summary	S-24	155
Plan of Distribution	S-27	218, 222, 224
How to Subscribe	S-28	226
Experts	S-29	230
Incorporation of Certain Information by Reference	S-29	231
Subscription Agreements	S-30	C-1-1, C-2-1
Letter of Direction	S-30	E-1
Appendix C-1 — Subscription Agreement	C-1-1	C-1-1
Appendix C-2 — Multi-Offering Subscription Agreement	C-2-1	C-2-1
Appendix E — Letter of Direction	E-1	E-1

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 156.6 million shares of common stock, consisting of two classes of shares, up to 101.0 million retail shares and 55.6 million institutional shares, on August 15, 2011. On January 5, 2012, we received and accepted subscriptions in excess of the minimum offering amount of $2.0 million in shares, broke escrow and issued shares of common stock to our initial investors who were admitted as stockholders.

As of December 31, 2012, we had acquired eight commercial properties which were 100% leased. As of December 31, 2012, we had total real estate investments, at cost, of $27.4 million. As of September 30, 2012, we had incurred, cumulatively to that date, $3.5 million in selling commissions, dealer manager fees and offering costs for the sale of our common stock.

We will offer shares of our common stock until August 15, 2013, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all the shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan, or DRIP, for sale in our primary offering).

Shares Currently Available for Sale

As of December 31, 2012, we had received aggregate gross proceeds of $8.1 million, from the sale of 0.9 million shares of common stock in our public offering. As of December 31, 2012, there were 0.9 million shares of our common stock outstanding, including restricted stock and shares issued under the DRIP. As of December 31, 2012, there were 149.1 million shares of our common stock available for sale, excluding shares available under our DRIP.

Status of Distributions

On September 15, 2011 our board of directors declared a distribution rate, which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.0017260274 per day. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. Distributions began to accrue on February 3, 2012, approximately 30 days after our first property acquisition and therefore our first distribution was paid on March 1, 2012. We have continued to pay distributions to our stockholders each month since our initial distribution payment in March 2012.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code of 1986, as amended or, the Code. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the nine months ended September 30, 2012, distributions paid to stockholders totaled $0.2 million, including approximately $7,000 worth of distributions under our DRIP. As of September 30, 2012, cash used to pay our distributions was primarily generated from cash provided by cash flow from operations, financings and proceeds from the issuance of common shares.

The following table shows the sources for the payment of distributions to common stockholders for each of the three months ended March 31, 2012 and June 30, 2012 and the three and nine months ended September 30, 2012. The first distribution was paid in March 2012.

	Three Months Ended						Nine Months Ended
	March 31, 2012		June 30, 2012		September 30, 2012		September 30, 2012
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distributions paid in cash	$12		$77		$110		$199
Distributions reinvested	—		2		5		7
Total distributions	12		$79		$115		206
Source of distribution coverage:
Cash flows provided by operations(1)	$—	—	$—	—	$110	95.7%	$110	53.4%
Proceeds from issuance of common stock	12	100.0%	—	—	—	—	12	5.8%
Common stock issued under the DRIP/offering proceeds	—	—	2	2.5%	5	4.3%	7	3.4%
Proceeds from financings	—	—	77	97.5%	—	—	77	37.4%
Total sources of distribution coverage	$12	100.0%	$79	100.0%	$115	100.0%	$206	100.0%
Cash flows used in operations (GAAP basis)(1)	$(358)		$337		$159		$138
Net loss (in accordance with GAAP)	$(502)		$(285)		$(216)		$(1,003)

(1)	Cash flows provided by (used in) operations for the three months ended March 31, 2012 and June 30, 2012 and the three and nine months ended September 30, 2012 includes acquisition and transaction related expenses of $0.5 million, $46,000, $0 and $0.6 million, respectively.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from September 10, 2010 (date of inception) through September 30, 2012:

(In thousands)	For the Period from September 10, 2010 (date of inception) to September 30, 2012
Distributions paid to:
Common stockholders in cash	$199
Common stockholders pursuant to DRIP	7
Total distributions paid	$206
Reconciliation of net loss:
Revenues	$1,106
Acquisition and transaction related	(560)
Depreciation and amortization	(761)
Operating expenses	(103)
Other non-operating expenses	(693)
Net loss (in accordance with GAAP)(1)	$(1,011)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Net Asset Value for our Retail and Institutional Shares

As of December 31, 2012, our net asset value, or NAV per share, calculated as our total net assets minus total liabilities divided by the number of our outstanding shares for our retail and institutional shares was $9.896 and $9.806, respectively.

Status of our Share Repurchase Program

We will limit shares redeemed during any calendar quarter to 5% of our NAV as of the last day of the previous calendar quarter, or approximately 20% of our NAV in any 12 month period. Furthermore, we may not have sufficient liquidity to honor all redemption requests. We intend to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: (1) 15% of our NAV up to $500 million, (2) 10% of our NAV between $500 million and $1 billion and (3) 5% of our NAV in excess of $1 billion. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund redemptions. The board will review the amount and sources of liquid assets on a quarterly basis.

As of September 30, 2012, we have received and filled two repurchase requests for a total of 41,652 shares of common stock at an average NAV of $9.60 per share for a total repurchase price of $0.4 million. Repurchases were funded from proceeds from this offering. There were no repurchase requests during the year ended December 31, 2011.

Information Regarding Dilution

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a mechanical calculation using amounts from our balance sheet, and is calculated as (1) total book value of our assets less the net value of intangible assets, (2) minus total liabilities less the net value of intangible liabilities, (3) divided by the total number of shares of common and preferred stock outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common and preferred stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our IPO, including commissions, dealer manager fees and other offering costs. As of December 31, 2011, our net tangible book value per share was not meaningful because we had issued no shares to third party investors nor had we purchased any properties. The offering price of shares under our primary offering (ignoring purchase price discounts for certain categories of purchasers) at December 31, 2011 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Status of Fees Paid and Deferred

The following table reflects the fees incurred and unpaid to our dealer manager, advisor and property manager as of and for the periods presented (in thousands):

	Incurred Nine Months Ended September 30, 2012	Unpaid As of September 30, 2012	Incurred Year Ended December 31, 2011	Unpaid As of December 31, 2011
Selling commissions and dealer manager fees	$61	$2	$—	$—
Offering costs	461	1,110	619	649
Acquisition fees and other	428	—	—	—
Asset management fees	—	—	—	—
Property management fees	—	—	—	—

Real Estate Investment Summary

Real Estate Portfolio

The Company acquires and operates commercial properties. As of December 31, 2012, the properties the Company owned were 100.0% leased on a weighted average basis. The Company’s portfolio of real estate properties is comprised of the following properties as of December 31, 2012:

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term(1)	Net Operating Income(1) (in thousands)	Base Purchase Price(3) (in thousands)	Capitalization Rate(4)	Annualized Rental Income(5) per Square Foot
Family Dollar I	Jan. 2012	2	16,000	9.0	$138	$1,453	9.5%	$8.63
Dollar General I	Jan. 2012	1	9,013	13.9	83	975	8.5%	9.21
Family Dollar II	Jan. 2012	1	8,320	8.5	90	991	9.1%	10.82
FedEx I	Mar. 2012	1	111,865	14.1	1,518	19,740	7.7%	13.57
Circle K I	May 2012	1	3,050	11.3	157	2,045	7.7%	51.48
Dollar General II	Oct. 2012	1	9,002	14.8	90	1,170	7.7%	10.00
Dollar General III	Dec. 2012	1	9,014	14.9	81	1,060	7.6%	8.99
		8	166,264	13.6	$2,157	$27,434	7.9%	$12.97

(1)	Remaining lease term in years as of December 31, 2012, calculated on a weighted-average basis.
(2)	Net operating income as of September 30, 2012. Annualized net operating income as of acquisition date for the leases in place in the property portfolio after September 30, 2012. Net operating income is rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(3)	Contract purchase price, excluding acquisition related costs.
(4)	Net operating income divided by base purchase price.
(5)	Annualized rental income as of December 31, 2012 for the property portfolio on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the properties we owned as of December 31, 2012:

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases (in thousands)	Percent of Total Annualized Rental Income Represented by Expiring Leases	Total Rentable Square Feet of Expiring Leases	Percent of Leased Area Represented by Expiring Leases
2013	—	$—	—	—	—
2014	—	—	—	—	—
2015	—	—	—	—	—
2016	—	—	—	—	—
2017	—	—	—	—	—
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	—	—	—	—	—
2021	2	159	7.4%	16,320	9.8%
2022	1	69	3.2%	8,000	4.8%
Total	3	$228	10.6%	24,320	14.6%

(1)	Annualized rental income as of December 31, 2012 on a straight-line basis, which includes tenant concessions such as free rent, as applicable. Annualized net operating income as of acquisition date for the leases in place in the property portfolio after December 31, 2012.

Tenant Concentration

The following table lists tenants whose square footage is greater than 10% of the total portfolio square footage as of December 31, 2012:

Tenant	Number of Units Occupied by Tenant	Square Feet	Square Feet as a % of Total Portfolio	Lease Expiration	Average Remaining Lease Term(1)	Renewal Options	Annualized Rental Income(2) (in thousands)	Annualized Rental Income per Sq. Ft.
Family Dollar	3	24,320	14.6%	Various	8.7	5 to 6 five-year options	$228	$9.38
FedEx	1	111,865	67.3%	Jan. 2027	14.1	Two five-year options	1,518	13.57
Dollar General	3	27,029	16.3%	Various	14.5	3 to 4 five-year options	254	9.40

(1)	Remaining lease term in years as of December 31, 2012.
(2)	Annualized rental income as of December 31, 2012 for the tenants on a straight-line basis. Annualized net operating income as of acquisition date for the leases in place in the property portfolio after December 31, 2012.

Selected Financial Data

The following shows selected financial data as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011:

Balance sheet data (in thousands)	September 30, 2012	December 31, 2011
Total real estate investments, at cost	$25,204	$—
Total assets	26,234	85
Mortgage notes payable	16,155	—
Note payable	5,000	—
Total liabilities	24,905	2,283
Total stockholders’ equity (deficit)	980	(2,198)

	Nine Months Ended
Operating data (in thousands, except share and per share data)	September 30, 2012	September 30, 2011
Total revenues	$1,106	$—
Operating expenses:
Property operating	26	—
Acquisition and transaction related	560	—
General and administrative	69	71
Depreciation and amortization	761	—
Total operating expenses	1,416	71
Operating loss	(310)	(71)
Interest expense	(693)	—
Net loss	$(1,003)	$(71)
Other data:
Cash flows provided by (used in) operations	$138	$(58)
Cash flows used in investing activities	(10,559)	—
Cash flows provided by financing activities	11,604	58
Per share data:
Net loss per common share attributable to stockholders – basic and diluted	$(1.86)	NM
Weighted-average number of common shares outstanding, basic and diluted	539,062	22,222

NM — Not Meaningful

Management Updates

Effective May 3, 2012, Scott J. Bowman resigned as a member of the board of directors of the Company. Mr. Bowman was the Chairman of the Company’s audit committee and was the Company’s “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K.

Simultaneous with Mr. Bowman’s resignation, the board of directors appointed Robin A. Ferracone as a member of the board of directors. Additionally, the board of directors appointed Stanley R. Perla as the Chairman of the Company’s audit committee and the Company’s “audit committee financial expert.”

In addition, effective November 30, 2012, the board of directors increased the size of the board and appointed Dr. Robert J. Froehlich as an additional member of the board of directors and as a member of the audit committee in accordance with the terms of the Company’s bylaws.

PROSPECTUS UPDATES

Cover Page

The paragraph “Texas Investors” on the cover page of the Prospectus is replaced in its entirety with the following disclosure.

“TEXAS INVESTORS:  The minimum closing amount for Texas investors is $10,000,000 in aggregate gross offering proceeds. We will not release any Texas subscription proceeds from escrow until we have raised $10,000,000 in other jurisdictions.”

Investor Suitability Standards

The following disclosure replaces in its entirety the investor suitability standard entitled “Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico” on page i of the Prospectus.

“Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico

Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Note that Ohio investors cannot participate in the distribution reinvestment plan. The minimum offering amount in Ohio is $20,000,000. Ohio investors’ subscriptions will be held in escrow until we raise $20,000,000 in other jurisdictions.”

The following paragraph is added immediately before the paragraph entitled “Tennessee” on page ii of the Prospectus.

“Michigan

The maximum investment allowable in the company for a Michigan investor is 10% of his or her net worth.”

The following disclosure replaces in its entirety the paragraph entitled “Tennessee” on page ii of the Prospectus.

“Investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a minimum net worth of at least $500,000, exclusive of home, home furnishings and automobiles. The investors’ maximum investment in our shares and our affiliates shall not exceed 10% of the Tennessee resident’s net worth.”

The following replaces in its entirety the investor suitability standard “North Dakota” on page ii of the Prospectus.

“North Dakota

•	North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in our offering.”

The second sentence in the second paragraph on page iii of the Prospectus is deleted in its entirety.

The third paragraph on page iii of the Prospectus is replaced in its entirety by the following disclosure.

“Texas investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Texas investors is $10,000,000.”

The following disclosure replaces the last paragraph on page iii of the Prospectus in its entirety.

“In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C-1. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Alternatively, except for investors in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, the requisite criteria may be met using the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). Executed subscription agreements will be maintained in our records for six years.”

Prospectus Summary

The following disclosure replaces in its entirety the question “What is the purchase price for shares of our common stock?” beginning on page 4 of the Prospectus.

“The per share purchase price of our common stock varies and is equal to our NAV on each day that the New York Stock Exchange is open (a business day) divided by the number of shares outstanding as of the end of business on such day after giving effect to any share purchases or redemptions effected on such day, plus, for retail shares only, applicable selling commissions and dealer manager fee up to 10% in the aggregate of the purchase price per share. After the close of business on the first business day of each month, we will file a pricing supplement, which will set forth the calculation of NAV for each of the institutional shares and retail shares for the prior month, and we will also post that pricing supplement on our website at www.arcdailynav.com. You may also obtain the daily determination of our NAV per share for each class of shares through our website at www.arcdailynav.com. or by calling our toll-free, automated telephone line at 1-866-532-4743. In addition to the monthly pricing supplements, we will file a pricing supplement quarterly which will set forth the calculation of NAV for each of the institutional and retail shares for such quarter, and we will provide more frequent pricing supplements if there is a change in the NAV by more than 5% from the NAV disclosed in the last filed prospectus or pricing supplement. In such event, we will, after the close of business on the day on which there is such a change in the NAV, file a pricing supplement which would show the calculation of the daily NAV and will provide an explanation as to the reason for the change. All investors whose redemption requests have not been processed will have the right to rescind the redemption transaction within ten days of such notice. Any purchase orders that we receive prior to 4:00 p.m. Eastern time on any business day will be executed at a price equal to our NAV per share for that day, and purchase orders that we receive after 4:00 p.m. Eastern time or on a non-business day will be executed at a price equal to our NAV per share as calculated by our advisor after the close of business on the next business day. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager and/or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the NAV per share on the day that we received the order, as described above. Investors will not know the NAV per share at which they will purchase shares at the time that they submit a purchase order.”

The following disclosure replaces in its entirety the question “How do I subscribe for shares?” on page 23 of the Prospectus.

“If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign the subscription agreement in the form attached hereto as Appendix C-1 for a specific number of shares and pay for the shares at the time you subscribe. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).”

Risk Factors

The following disclosure is inserted on page 30 of the Prospectus immediately before the risk factor “Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.”

“Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our IPO, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

We began to pay distributions in the first quarter of 2012. For the nine months ended September 30, 2012, our cash flows provided by operations of $0.1 million was a shortfall of $0.1 million, or 46.6%, to our distributions paid of $0.2 million during such period, and such shortfall was paid from proceeds from common stock issued/DRIP and mortgage financings. Additionally, we may in the future pay distributions from sources other than from our cash flows from operations.

Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flows from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our Advisor, and/or our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from our IPO. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with our IPO. We have not established any limit on the amount of proceeds from our IPO that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we fund distributions from the proceeds of our IPO, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of our IPO may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability and/or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.”

The following risk factor is inserted immediately after the heading “General Risks Related to Investments in Real Estate” on page 41 of the Prospectus.

“Losses from catastrophes may exceed our insurance coverage.

We carry comprehensive liability and property insurance on our properties and intend to obtain similar coverage for properties we acquire in the future. Some losses, generally of a catastrophic nature, such as losses from floods, hurricanes or earthquakes, are subject to limitations, and thus may be uninsured. If we suffer a substantial loss, our insurance coverage may not be sufficient to pay the full current market value or current replacement value of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property after it has been damaged or destroyed.”

The following disclosure replaces in its entirety the risk factor on page 57 of the Prospectus “Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.”

“Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including our operating partnership, but generally excluding taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. Despite our present intention, no assurance can be given that any particular property we own, directly or indirectly through any subsidiary entity, including our operating partnership, but generally excluding taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.”

The following disclosure replaces in its entirety the risk factor on page 60 of the Prospectus “If we were considered to actually or constructively pay a ‘preferential dividend’ to certain of our stockholders, our status as a REIT could be adversely affected.”

“If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.”

Management

The second sentence of the third paragraph on page 71 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“We have a total of six directors, including four independent directors.”

The following disclosure replaces in its entirety the paragraph “Audit Committee” on page 73 of the Prospectus.

“Our board of directors has established an audit committee, which consists of our four independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. One of our independent directors, Stanley R. Perla, qualifies as an audit committee financial expert. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.”

The following disclosure replaces the table under the section “Executive Officers and Directors” on page 73 of the Prospectus.

“Name	Age	Position(s)
Nicholas S. Schorsch	51	Chairman of the Board of Directors and Chief Executive Officer
Edward M. Weil, Jr.	45	President, Chief Operating Officer, Treasurer, Secretary and Director
Peter M. Budko	52	Executive Vice President and Chief Investment Officer
Brian S. Block	40	Executive Vice President and Chief Financial Officer
Stanley R. Perla	69	Independent Director
Robin A. Ferracone	59	Independent Director
Dr. Walter P. Lomax, Jr.	80	Independent Director
Dr. Robert J. Froehlich	59	Independent Director”

The following disclosure is inserted as the last sentence of Nicholas S. Schorsch’s biography beginning on page 73 of the Prospectus.

“Mr. Schorsch has also served as the chairman of the board of directors of American Realty Capital Healthcare Trust II, Inc., or ARC HT II, since its formation in October 2012.”

The following disclosure hereby replaces the last sentence of Nicholas S. Schorsch’s biography on page 74 of the Prospectus.

“We believe that Mr. Schorsch’s current experience as chairman and chief executive officer, as applicable, of ARCT, NYRR, ARC RCA, ARC HT, ARCP, ARCT III, ARC Global, ARCT IV and ARC HT II his previous experience as president, chief executive officer and vice chairman of AFRT, and his significant real estate acquisition experience make him well qualified to serve as our Chairman of the board of directors.”

The following disclosure is inserted as the fourth to last sentence of Peter M. Budko’s biography on page 74 of the Prospectus.

“Mr. Budko has also served as the executive vice president of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012.”

The following disclosure is inserted as the seventh full sentence on page 75 of Brian S. Block’s biography beginning on page 74 of the Prospectus.

“Mr. Block has served as executive vice president and chief financial officer of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012.”

The following disclosure is inserted as the sixth to last sentence of Edward M. Weil, Jr.’s biography on page 75 of the Prospectus.

“He has also served as has served as the president, chief operating officer, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012.”

Scott J. Bowman’s biography beginning on page 75 of the Prospectus is replaced in its entirety with the following disclosure.

“Robin A. Ferracone has been an independent director of the Company since May 2012. Ms. Ferracone is founder and Executive Chair of Farient Advisors, an independent executive compensation and performance consulting firm. Prior to forming Farient in 2007, Ms. Ferracone was President of the Human Capital business of Mercer, a business which included talent and compensation consulting, software, and data services globally.

Before that role, Ms. Ferracone was Chairman of the U.S. West Region for Mercer's parent company, Marsh & McLennan Companies, market leader and Worldwide Partner at Mercer, President and Chairman of SCA Consulting, a firm she co-founded in 1985 and sold to Mercer in 2001, and strategy consultant at Booz Allen & Hamilton. With more than 30 years of consulting experience, Ms. Ferracone has advised clients in the areas of business and talent strategies, executive compensation, value management, and performance measurement. Ms. Ferracone is the author of a recently published book entitled, “Fair Pay Fair Play: Aligning Executive Performance and Pay.” She is a frequent presenter for organizations such as the Council of Institutional Investors and the National Association of Corporate Directors, and testified before a Congressional sub- committee in Washington, D.C. regarding the salary of the President of the United States. In 2011, Ms. Ferracone was named to the NACD Director 100 as one of the most influential people in corporate governance and the boardroom. Ms. Ferracone is currently a member of the Duke University Board of Trustees, the PayScale Board (a venture-backed company), The Committee of 200, and the World Presidents' Organization. Ms. Ferracone received an M.B.A. from the Harvard Business School, where she was a Baker Scholar and a B.A. summa cum laude in Management Science and Economics from Duke University, where she was elected to Phi Beta Kappa. We believe that Ms. Ferracone’s extensive corporate governance and executive compensation consulting experience make her well qualified to serve as a member of our board of directors.”

The following disclosure replaces Stanley R. Perla’s biography beginning on page 76 of the Prospectus in its entirety.

“Stanley R. Perla was appointed as an independent director of our company in March 2012. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. From July 2003 to May 2008, he was the Director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to them from June 2011 to March 2012. Since May 2012, Mr. Perla has provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years was real estate, and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. He currently serves as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. since January 2004 and previously for American Mortgage Acceptance Company from January 2004 to April 2010 and Lexington Realty Trust from August 2003 to November 2006. Mr. Perla earned an MBA in Taxation and a B.B.A. in Accounting from Baruch College. We believe that Mr. Perla’s extensive experience as the Director of Internal Audit at Vornado Realty Trust, as a managing partner of Cornerstone Accounting Group and his over 40 years of experience in real estate, make him well qualified to serve as a member of our board of directors.”

Dr. Robert J. Froechlich’s biography is inserted immediately following Stanley R. Perla’s biography on page 76 of the Prospectus.

“Dr. Robert J. Froehlich was appointed as an independent director of our company in November 2012. Dr. Froehlich has over 35 years of experience in and around Wall Street. Dr. Froehlich currently serves as an independent director for privately held company, Davidson Investment Advisors, Inc. Appointed in July 2009, Davidson manages over $1 billion in client assets. He began his career in the public sector from December 1975 to April 1978, as a Budget Analyst for the City of Dayton, Ohio, with a budget of $100 million. From May 1978 to February 1981, he served as the Chief Financial Officer for Montgomery County, Ohio's Water & Sewer District with annual operating revenues of $75 million. In March 1981, he was appointed the first City Manager for Beavercreek, Ohio, as one of the youngest City Managers in Ohio, with an operating budget of $5 million. Dr. Froehlich served there until April 1985, when he transitioned to the private sector as a senior executive with Ernst & Whinney from May 1985 to September 1989, where he was responsible for a national practice that conducted financial feasibility studies and financial consulting to tax exempt entities. From October 1989 to January 1997, he held several senior executive roles at Van Kampen

Merritt which after its merger with American Capital became Van Kampen American Capital, with over $50 billion in assets across 75 different mutual funds. Dr. Froehlich began there as the Director of Municipal Research and left as the firm's first Chief Investment Strategist. In February 1997, he then joined Kemper Funds, with $75 billion in assets among 50 different funds, as their Vice Chairman. In January 2001, he was appointed Vice Chairman of Scudder Investments, when Scudder Funds merged with Kemper Funds. Combined, they had assets of over $200 billion in 129 funds. In April 2002, when Deutsche Bank acquired Scudder Investments, Dr. Froehlich was named Vice Chairman of Deutsche Asset Management, a role he held until September 2009. In September 2009, until his retirement in April 2012, Dr. Froehlich was a Senior Executive with The Hartford Mutual Funds, where he also served as an officer of all 55 funds, with assets totaling $84 billion. Dr. Froehlich also served on the Board of Trustees of the University of Dayton from January 1998 to October 2008. While on the Board he was on the Executive Committee and served as Chairman of the Investment Committee, overseeing a $500 million endowment. From October 1989 to February 1997, he served as a director for McCarthy, Crisanti & (Maffei, Inc., a privately held economic research firm with revenues of $75 million, and a wholly owned subsidiary of Xerox Financial Corporation. He received his Ph.D. from California Coast University in 1979, M.A. from Central Michigan in 1978, M.P.A. from the University of Dayton in 1976 and a B.A. from the University of Dayton in 1975. In 2008, he was awarded an Honorary Doctorate of Commercial Sciences from the Board of Trustees of Central Michigan University. We believe that Dr. Froehlich’s expertise in United States and global economics, global currencies and financial markets, public policy and politics and United States and global demographic trends makes him well qualified to serve on our board of directors.”

The table on page 78 of the Prospectus under the section “Compensation of Directors” is replaced in its entirety with the following disclosure.

“Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Restricted Shares
Independent Directors(2)	$30,000 yearly retainer; $2,000 for all meetings personally attended by the directors and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)	500,000 shares of common stock will be reserved for future issuance upon the exercise of stock options that may be granted to independent directors pursuant to stock option plan. Such stock options will have an exercise price equal to $10.00 per share during such time as we are offering shares to the public at $10.00 per share and thereafter at 100% of the then-current fair market value per share. The total number of options granted will not exceed 10% of the total outstanding shares of common stock at the time of grant. To date, we have not granted any stock option awards to our independent directors.	Pursuant to our restricted share plan adopted in June 14, 2011, each independent director will receive an automatic grant of 3,000 restricted shares on the date of each annual stockholders’ meeting. Each independent director is also granted 3,000 restricted shares of common stock on the date of initial election to the board. The restricted shares vest over a five year period following the grant date in increments of 20% per annum.”

The disclosure under the section “Dealer Manager” immediately preceding the biography of Louisa Quarto on page 86 of the Prospectus is replaced in its entirety by the following disclosure.

“Dealer Manager

Our dealer manager (CRD #145454) is a member firm of the Financial Industry Regulatory Authority, or FINRA. Our dealer manager was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital, its affiliates and its predecessors.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for PE-ARC, ARC NYRR, ARC HT, ARC RCA, ARCT III, ARC Global, ARCT IV, United Development Funding IV and BDCA.

Our dealer manager is a wholly owned subsidiary of our sponsor. Accordingly, Messrs. Schorsch and Kahane are indirect owners of our dealer manager. Our dealer manager is an affiliate of both our advisor and the property manager. See the section entitled “Conflicts of Interest” in this prospectus.

The current officers of our dealer manager are:

Name	Age	Position(s)
Edward M. Weil, Jr.	45	Chief Executive Officer
Louisa Quarto	45	President
John H. Grady	51	Chief Operating Officer and Chief Compliance Officer
Alex MacGillivray	51	Executive Vice President and National Sales Manager
Steve Rokoszewski	36	Executive Vice President

The background of Mr. Weil is described in the “Management — Executive Officers and Directors” section of this prospectus and the backgrounds of Ms. Quarto and Messrs. Grady, MacGillivray and Rokoszewski are described below:”

The following disclosure replaces in their entirety the last sentence of the second paragraph of the section “The Advisor” beginning on page 87 of the Prospectus.

“Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future, including ARCT, NYRR, PE-ARC, ARC RCA, ARC DNAV, ARCT III, ARC Global DNAV, ARCP, ARCT IV and ARC HT II.”

John H. Grady’s biography is inserted immediately following Louisa Quarto’s biography on page 87 of the Prospectus.

“John H. Grady has served as the chief operating officer and chief compliance officer of our dealer manager since October 2012. He has also served as the chief compliance officer of BDCA and the BDCA advisor since October 2012. Prior to October 2012, Mr. Grady was the chief operating officer and general counsel at Steben & Company from December 2009 to September 2012. Prior to joining Steben and Company, Mr. Grady served as a senior adviser to Coil Investment Group, from April 2008 to December 2009. From October 2006 to February 2008, Mr. Grady held a number of positions at Nationwide Funds Group, including president and chief executive officer. From February 2001 to June 2006, Mr. Grady worked at Turner Investment Partners and its mutual fund company spin-off, Constellation Funds Group. Prior to February 2001, Mr. Grady was a partner at Morgan, Lewis LLP (1995 – 2001), and an associate with Ropes & Gray LLP and Steptoe & Johnson LLP. Mr. Grady received his J.D. from The University of Pennsylvania Law School and his B.A. from Colgate University. Mr. Grady maintains his FINRA 3, 7, 24 and 63 licenses and is a member of the bar in Pennsylvania, Maryland and the District of Columbia.”

Kamal Jafarnia’s biography on page 87 of the Prospectus is deleted in its entirety.

Steve Rokoszewski’s biography is added immediately following Alex MacGillivray’s biography on page 87 of the Prospectus.

“Steve Rokoszewski joined the dealer manager in March of 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all the Realty Capital Securities internal wholesalers. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and he was promoted to executive vice president in April 2012. Mr. Rokoszewski has over 12 years’ experience in the financial services industry. Prior to joining Realty Capital Securities, he was Sales Desk Manager for KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.”

The paragraph “Dealer Manager Agreement” on page 88 of the Prospectus is replaced in its entirety by the following disclosure.

“Dealer Manager Agreement. We entered into a dealer manager agreement with our dealer manager on August 15, 2011. We pay to our dealer manager a selling commission and certain expense reimbursements. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, and William M. Kahane together indirectly own a majority of the ownership and voting interests of our dealer manager. Edward M. Weil, Jr., our president, chief operating officer, treasurer, secretary and director, has been the chief executive officer of our dealer manager since December 2010. Louisa Quarto is president of our dealer manager. John H. Grady currently serves as the chief operating officer and chief compliance officer of our dealer manager. For a further description of this agreement, see the sections entitled “— Affiliated Companies — Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest” in this prospectus.”

Management Compensation

The first sentence under “Asset Management Fees” on pages 18 and 93 of the Prospectus is replaced in its entirety by the following disclosure.

“We will pay our advisor or its assignees a monthly fee equal to one-twelfth of 1.0% of the monthly average of our daily NAV, payable on the first business day of each month for the respective current month.”

Principal Stockholders

The disclosure under heading “Principal Stockholders” on page 101 of the Prospectus is replaced in its entirety with the following disclosure.

“PRINCIPAL STOCKHOLDERS

The following table provides, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of December 5, 2012, we had 64 stockholders of record and 839,138 shares of common stock outstanding, including unvested restricted stock. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by him.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class(3)
5% Beneficial Owners:
American Realty Capital Trust II Special Limited Partner, LLC(2)	22,222 shares		2.6%
AR Capital, LLC(4)	222,222 shares		26.5%
Allen Skolnick	368,775 shares		43.9%
Directors and Officers:
Nicholas S. Schorsch	—		—
Peter M. Budko	—		—
Brian S. Block	—		—
Edward M. Weil, Jr.	—		—
Stanley R. Perla	6,000	(5)	0.7%
Robin A. Ferracone	10,408	(6)	1.2%
Dr. Walter P. Lomax, Jr.	6,000	(7)	0.7%
Dr. Robert J. Froehlich	3,000	(8)	0.4%
All directors and executive officers as a group (8 persons)	25,408	(9)	3.0%

(1)	The business address of each individual or entity listed in the table is 405 Park Avenue, New York, New York 10022.
(2)	The special limited partner is 100% owned by our sponsor, which is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block, and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	The total number of shares of common stock includes 839,138 shares outstanding as of December 5, 2012, which includes 21,000 shares of common stock granted to our three independent directors that are subject to vesting restrictions.
(4)	Our sponsor is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block, and Edward M. Weil, Jr., and controlled by Nicholas S. Schorsch and William M. Kahane.
(5)	Includes 6,000 restricted shares held by Mr. Perla which vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(6)	Includes 6,000 restricted shares held by Ms. Ferracone which vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(7)	Includes 6,000 restricted shares held by Dr. Lomax which vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(8)	Includes 3,000 restricted shares held by Dr. Froechlich which vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(9)	Includes 22,222 shares held by the special limited partner and 222,222 shares held by our sponsor. See footnotes 2 and 3.”

Conflicts of Interest

The following disclosure hereby replaces the first sentence of the second paragraph of the section “Conflicts of Interest” on page 102 of the Prospectus.

“Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future, including ARCT, a Maryland corporation organized on August 17, 2007, which qualified as a REIT beginning with the taxable year ended December 31, 2008, ARC HT, a Maryland corporation organized on August 23, 2010, PE-ARC, a Maryland corporation organized on October 13, 2009, ARC RCA, a Maryland corporation organized on July 29, 2010, ARC DNAV, a Maryland corporation organized on September 10, 2010, ARCT III, a Maryland corporation organized on October 15, 2010, ARC Global, a Maryland corporation organized on July 13, 2011, ARCP, a Maryland corporation, organized on December 2, 2010, ARCT IV, a Maryland corporation organized on February 14, 2012, and ARC HT II, a Maryland corporation, organized on October 24, 2012.”

The following disclosure is inserted as the last sentence of the third paragraph of the section “Conflicts of Interest” on page 103 of the Prospectus.

“ARC HT II filed its initial registration statement with the SEC on October 31, 2012, but has not yet become effective.”

The first sentence of the second paragraph of the section “Affiliated Dealer Manager” on page 106 of the Prospectus is replaced in its entirety by the following disclosure.

“Our dealer manager also is the dealer manager in other offerings, including unaffiliated offerings and offerings sponsored by the American Realty Capital group of companies, that are either effective or in registration.”

The first paragraph under the section “Investment Rights and Obligations” on page 108 of the Prospectus is replaced in its entirety by the following disclosure.

“Our ability to make investments in our target assets is governed by an amended and restated investment opportunity allocation agreement with ARCT III, ARCT IV and us (the “ARC Funds”). Pursuant to the investment opportunity allocation agreement, until such time as ARCT III has substantially completed its property acquisitions, ARCT III shall have priority over the other ARC Funds for proposed property acquisitions, except as may otherwise be agreed upon between the board of directors of ARCT III, ARCT IV and us. After such time as ARCT III has substantially completed its property acquisitions and pursuant to the investment opportunity allocation provisions applicable to the ARC Funds, if our advisor determines that one or more proposed property acquisitions is appropriate for acquisition by us and one or more ARC Funds, it will present such investment opportunities to our board of directors and the board of directors (or the equivalent) of such ARC Funds. If a majority of our board of directors, including a majority of our independent directors, and a majority of the board of directors (or the equivalent), including a majority of the independent directors (if applicable), of one or more ARC Funds vote to pursue such proposed property acquisitions, then the acquisitions of such properties will be subject to rotation among the ARC Funds, depending on whether the ARC Funds have sufficient capital to acquire all or some of the proposed property acquisitions and which ARC Fund most recently made a property acquisition.”

Description of Real Estate Investments

The disclosure under the heading “Description of Real Estate Investments” beginning page on 133 of the Prospectus is replaced in its entirety with the following.

“DESCRIPTION OF REAL ESTATE INVESTMENTS

We have acquired the following real estate investments through December 31, 2012:

Freight

•	1 FedEx Freight distribution facility located in Chili, New York purchased on March 21, 2012, or FedEx I.

Discount Retail

•	1 freestanding Dollar General store located in Alorton, Illinois purchased on January 5, 2012, or Dollar General I;
•	1 freestanding Dollar General store located in Carlisle, Iowa purchased on October 23, 2012, or Dollar General II;
•	1 freestanding Dollar General store located in Temple, Texas purchased on December 31, 2012, or Dollar General III;
•	2 freestanding Family Dollar stores located in Mississippi (Woodville and Gloster) purchased on January 5, 2012 and January 31, 2012, respectively, or Family Dollar I; and
•	1 freestanding Family Dollar store located in Kansas, Oklahoma purchased on January 31, 2012, or Family Dollar II.

Gas/Convenience

•	1 freestanding Circle K gas and convenience store located in Phoenix, Arizona purchased on May 4, 2012, or Circle K I.

FedEx Portfolio

The property is 100% leased to FedEx Freight, Inc., a wholly owned subsidiary FedEx Corp. (NYSE: “FDX”), and the lease is guaranteed by FedEx Corp., which carries an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.

FedEx Freight, a wholly owned subsidiary of FedEx Corp. specializes in less-than-truckload transportation services throughout the United States, Canada, Mexico, Puerto Rico, Central and South America, the Caribbean, Europe, and Asia.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (in years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
FedEx I	1	SunCap Centres FE Rochester, LLC	$19.7 million	7.7%	14.9	2.5% increase in the 6th and 11th lease years	Two 5-year options	111,865	$1.5 million/ $13.57

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

The Federal tax basis and the rate of depreciation for each property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 Federal tax return.

The annual real estate taxes on the property for the calendar year 2012 are expected to be $0.4 million. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.

Set forth below are summary financial statements of the parent guarantor to the lessee of the FedEx Freight distribution facility described above. FedEx Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding FedEx Corp. are taken from such filings:

	Six Months Ended Novemeber 30, 2012 (Unaudited)	Year Ended
(Amounts in Millions)		May 31, 2012 (Audited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)
Statements of Operations Data
Revenues	$21,899	$42,680	$39,304	$34,734
Operating income	1,460	3,186	2,378	1,998
Net income	897	2,032	1,452	1,184

(Amounts in Millions)	November 30, 2012 (Unaudited)	May 31, 2012 (Audited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$31,312	29,903	$27,385	$24,902
Long-term debt	2,241	1,250	1,667	1,668
Total common stockholders’ investment	15,543	14,727	15,220	13,811

Dollar General Portfolio

The properties are 100% leased to a wholly owned subsidiary of Dollar General Corporation (NYSE: “DG”), and the leases are guaranteed by Dollar General Corporation, whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.

Dollar General Corporation is the largest small-box discount retailer in the United States. Dollar General Corporation’s stores offer convenience and value to customers, by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, house wares and seasonal items at everyday low prices.

The following table provides information relating to the purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

	Number of Properties	Seller/ Assignor	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Dollar General I	1	DG Partners, LLC	$1.0 million	8.5%	14.9	3% increase in the 11th lease year	Four 5-year options	9,013	$$0.1 million/ $9.21
Dollar General II	1	Overland Properties, LLC	$1.2 million	7.7%	15.0	3% increase in the 11th lease year	Four 5-year options	9,002	$0.1 million/ $10.00
Dollar General III	1	RBA Investments, LLC	$1.1 million	7.6%	14.9	3% increase in the 11th lease year	Three 5-year options	9,014	$0.1 million/ $8.99

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 Federal tax return.

The annual real estate taxes on the properties for the calendar year 2012 are expected to approximately $49,000. Such real estate taxes are required to be paid directly by the tenants under the terms of the leases.

Set forth below are summary financial statements of the parent guarantor to the lessees of the Dollar General stores described above. Dollar General Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corporation are taken from such filings:

	For the 39 Weeks Ended November 2, 2012 (Unaudited)	Fiscal Year Ended
(Amounts in Thousands)		February 3, 2012 (Audited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Statements of Income
Net sales	$11,814,507	$14,807,188	$13,035,000	$11,796,380
Operating profit	1,132,927	1,490,804	1,274,065	953,258
Net income	635,240	766,685	627,857	339,442

(Amounts in Thousands)	November 2, 2012 (Unaudited)	February 3, 2012 (Audited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$10,273,677	$9,688,520	$9,546,222	$8,863,519
Long-term obligations	3,023,367	2,617,891	3,287,070	3,399,715
Total liabilities	5,538,815	5,020,025	5,491,743	5,473,221
Total shareholders’ equity	4,734,862	4,668,495	4,054,479	3,390,298”

Family Dollar Portfolio

Each of the properties are 100% leased to a wholly owned subsidiary of Family Dollar Stores, Inc. (NYSE: “FDO”), and all of the leases are guaranteed by Family Dollar Stores, Inc., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.

Family Dollar Stores, Inc. is a regional chain of variety stores in the United States that opened its first location in 1959. Family Dollar Stores, Inc. currently operates a chain of general merchandise retail discount stores, providing consumers with a selection of low-priced merchandise in neighborhood stores.

The following table provides, for each of the property portfolios, information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Family Dollar I	2	Small, LLC	$1.5 million	9.5%	10.0	None	Six 5-year options	16,000	$0.1 million/ $8.63
Family Dollar II	1	Triple C Development, Inc.	$1.0 million	9.1%	9.4	None	Five 5-year options	8,320	$0.1 million/ $10.82

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 Federal tax return.

The annual real estate taxes on the properties for the calendar year 2012 were approximately $26,000. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.

Set forth below are summary financial statements of the parent guarantor to the lessees of the Family Dollar stores described above. Family Dollar Stores, Inc. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Family Dollar Stores, Inc. are taken from such filings:

	Three Months Ended November 24, 2012 (Unaudited)	Year Ended
(Amounts in Thousands)		August 25, 2012 (Audited)	August 27, 2011 (Audited)	August 28, 2010 (Audited)
Consolidated Condensed Statements of Income
Net sales	$2,421,688	$9,331,005	$8,547,835	$7,866,971
Operating profit	126,969	688,101	638,072	575,598
Net income	80,279	422,240	388,445	358,135

	November 24, 2012 (Unaudited)	August 25, 2012 (Audited)	August 27, 2011 (Audited)	August 28, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$3,687,446	$3,373,065	$2,996,205	$2,968,145
Long-term debt	500,158	516,320	532,370	250,000
Total liabilities	2,334,853	2,075,438	1,909,131	1,546,591
Total shareholders’ equity	1,352,593	1,297,627	1,087,074	1,421,554

Circle K

The property is 100% leased to Circle K Stores, Inc., which is a wholly owned subsidiary of Alimentation Couche-Tard, Inc. and the lease is guaranteed by Alimentation Couche-Tard, Inc., which carries an investment grade credit rating as determined by a major credit rating agency. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, the Company funded the acquisition of the property with proceeds from the sale of its common stock. The Company may seek to obtain financing on the properties post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Circle K I	1	Sunset Enterprise Trust	$2.0 million	7.7%	12.0	5% in 6th, 11th and 16th lease years	One 3-year option, four 5-year options and two 10-year options	3,050	$0.2 million/ $51.48

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

The Federal tax basis and the rate of depreciation for each property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 Federal tax return.

The annual real estate taxes on the property for the calendar year 2012 were approximately $12,000.

Set forth below are summary financial statements of the parent guarantor to the lessee of the Circle K convenience store described above. Alimentation Couche-Tard, Inc. filed its financial statements in reports filed with the Canadian Securities Administrators, and the following summary financial data regarding Alimentation Couche-Tard are taken from such filings:

	24 weeks ended October 14, 2012 (Unaudited)	52 weeks
(Amounts in Millions)		April 29, 2012 (Audited)	April 24, 2011 (Audited)	April 25, 2010 (Audited)
Statements of Operations Data
Revenues	$15,337.2	$22,997.5	$18,550.4	$16,439.6
Operating income	466.4	577.6	503.1	442.1
Net earnings	278.1	457.6	369.2	302.9

(Amounts in Millions)	October 14, 2012 (Unaudited)	April 29, 2012 (Audited)	April 24, 2010 (Audited)	April 25, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$10,821.9	$4,453.2	$3,926.2	$3,639.0
Long-term debt	3,601.9	180.8	496.9	711.9
Total common stockholders’ investment	2,920.9	2,174.6	1,979.4	1,660.0

Financial Obligations

First Place Bank Loan

In January 2012, we, through indirect wholly owned subsidiaries of our operating partnership, entered into a $1.5 million multi-tenant term loan with First Place Bank to provide financing for the Family Dollar I and Family Dollar II properties as well as post-acquisition financing for Dollar General I and Family Dollar I. The loan is evidenced by a promissory note secured by a mortgage on the properties and has a five-year term. The loan bears interest at a per annum fixed rate of 4.54%. The loan requires monthly interest-only payments with the principal balance due on the maturity date in February 2017.

The loan may be prepaid from time to time and at any time, in whole or in part, subject to a premium equal to 2% of the principal amount being repaid for prepayments greater than 10% of the original loan balance in any 12-month period in respect of prepayments made prior to November 2016. The mortgages for each of the properties will be cross-collateralized with one another and in the event that we default on one of the mortgages, the lender may look to the other properties as collateral. The loan is guaranteed by our operating partnership.

Capital One Loans

In March 2012, in connection with the acquisition of FedEx I, we, through a wholly owned subsidiary of our operating partnership, entered into a loan agreement with Capital One, National Association, or Capital One, under which the Company borrowed (i) $9.7 million as a mortgage loan, or the Mortgage Loan, and (ii) $4.9 million as a mezzanine loan, or the Mezzanine Loan, each secured by the FedEx I property.

The Mortgage Loan bears interest at a floating rate, but, through an interest rate swap that we entered into with Capital One, pursuant to the terms of the loan, the loan bears interest at a per annum fixed rate of 3.99%. The Mortgage Loan matures in March 2017 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The Mortgage Loan may be prepaid from time to time and at any time, in whole or in part, without premium or penalty.

The Mezzanine Loan bears interest at LIBOR plus 5.0%. The Mezzanine Loan matures in March 2013 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The Mezzanine Loan may be prepaid from time to time and at any time, in whole or in part, without premium or penalty.

Bridge Loan

In March 2012, in connection with the acquisition of FedEx I, we entered into an unsecured $5.0 million bridge loan with an unaffiliated third party. The bridge loan bears a fixed interest rate of 8.0% per annum and matures in March 2013. The bridge loan has two one-year extension options. The bridge loan requires monthly interest payments with the principal balance due at maturity. The bridge loan may be repaid from time to time and at any time, in whole or in part, without premium or penalty. We are also required to pay an exit fee equal to 1% of the original loan amount upon final payment of the loan.”

Prior Performance Summary

The following disclosure replaces in its entirety the information under the heading “Prior Performance Summary — Programs of Our Sponsor” beginning on page 155 of the Prospectus.

“Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, is a Maryland corporation that qualifies as a REIT for federal income tax purposes. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which the Company became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, the ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT”, or the Listing. In connection with the Listing, the ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. The merger is expected to close in the first quarter of 2013. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties. On January 4, 2012, the closing price per share of common stock of ARCT was $11.94.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. NYRR had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRR exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of December 31, 2012, NYRR had received aggregate gross proceeds of $178.0 million which includes the sale of 17.6 million shares in its public offering and $3.7 million from its distribution reinvestment plan. As of December 31, 2012, there were 19.9 million shares of NYRR common stock outstanding, including restricted stock, converted preferred shares, and shares issued under its distribution reinvestment plan. As of December 31, 2012, NYRR had total real estate investments, at cost, of $350.7 million. As of September 30, 2012, NYRR had incurred, cumulatively to that date, $19.1 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $5.9 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of December 31, 2012, PE-ARC had received aggregate gross offering proceeds of $136.1 million which includes the sale of 13.8 million shares of common stock in its public offering and $1.5 million from its distribution reinvestment program. As of December 31, 2012 PE-ARC had acquired 26 properties, 20 of which are held through a 54% owned joint venture, and had total approximate real estate investments at cost of $307.9 million. As of September 30, 2012, PE-ARC had incurred, cumulatively to that date, $14.1 million in offering costs for the sale of its common stock and $4.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc. or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of December 31, 2012, ARC HT had received aggregate gross offering proceeds of $553.1 million which includes the sale of 55.6 million shares in its public offering and $6.9 million from its distribution reinvestment plan. As of December 31, 2012, ARC HT had acquired 50 commercial properties, for a purchase price of $673.0 million. As of September 30, 2012, ARC HT had incurred, cumulatively to that date, $46.8 million in offering costs for the sale of its common stock and $8.7 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of December 31, 2012, ARC RCA had received aggregate gross proceeds of $7.9 million from the sale of 0.8 million shares in its public offering, including proceeds from its distribution reinvestment plan. As of December 31, 2012, ARC RCA acquired two properties for a purchase price of $54.2 million. As of September 30, 2012, ARC RCA has incurred, cumulatively to that date, $5.6 million in offering costs for the sale of its common stock and $0.4 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, is the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of December 31, 2012, ARCT III had received aggregate gross proceeds of $1.8 billion which includes the sale of 174.0 million shares in its public offering and $27.1 million from its distribution reinvestment plan. As of December 31, 2012, ARCT III owned 507 single tenant, free standing properties and had total real estate investments, at cost, of $1.5 billion. As of September 30, 2012, ARCT III had incurred, cumulatively to that date, $196.7 million in offering costs for the sale of its common stock and $26.1 million for acquisition costs related to its portfolio of properties. On December 14, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP will acquire all of the outstanding shares of ARCT III. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. The merger is expected to close during the second quarter of 2013.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Capital Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012 ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. In aggregate, ARCP has received $127.9 million of proceeds (net of rescissions) from the sale of common and convertible preferred stock. As of December 31, 2012, ARCP owned 147 single tenant, free standing properties and real estate investments, at a purchase price of $278.7 million. On December 14, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP will acquire all of the outstanding shares of ARCT III. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. The merger is expected to close during the second quarter of 2013. On January 4, 2013, the closing price per share of common stock of ARCP was $14.09.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC Global filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of December 31, 2012, ARC Global received aggregate gross proceeds of $2.2 million from the sale of 0.2 million shares in its public offering. As of December 31, 2012, ARC Global had acquired one property with a base purchase price of $2.6 million. As of September 30, 2012, ARC Global had incurred, cumulatively to that date, $2.1 million in offering costs for the sale of its common stock.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of December 31, 2012, ARCT IV received aggregate gross proceeds of $255.3 million from the sale of 10.4 million shares in its public offering and $0.4 million from its distribution reinvestment plan. As of December 31, 2012, ARCT IV owned 49 free standing properties at a purchase price of $76.7 million. As of September 30, 2012, ARCT IV had incurred, cumulatively to that date, $2.0 million in offering costs for the sale of its common stock and $0.1 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HT II filed its registration statement with the SEC on October 31, 2012, which has not yet been declared effective by the SEC. As of December 31, 2012, ARC HT II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in its public offering. As of December 31, 2012, ARC HT II has not acquired any properties. As of October 25, 2012, ARC HT II had incurred, cumulatively to that date, $0.6 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of December 31, 2012, BDCA had raised gross proceeds of $152.5 million which includes the sale of 14.7 million shares in its public offering and $2.0 million from its distribution reinvestment program. As of December 31, 2012, BDCA’s investments, at original cost, were $208.1 million.”

Plan of Distribution

The following disclosure replaces in its entirety the second paragraph under the section “The Offering” on page 218 of the Prospectus.

“Our board of directors has arbitrarily determined the selling price of the shares, consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation. The per share purchase price varies from day-to-day and, on each business day, will be equal to our NAV divided by the number of shares outstanding as of the end of business on such day. After the close of business on the first day of the month on which the New York Stock Exchange is open (a business day), we will file with the SEC, a pricing supplement, which will set forth the calculation of NAV for each of the institutional shares and retail shares for the prior month. Investors may also obtain the daily determination of our NAV per share for each class of shares through our website at www.arcdailynav.com. or by calling our toll-free, automated telephone line at 1-866-532-4743. In addition to the monthly pricing supplements, we will file a pricing supplement quarterly, which will set forth the calculation of NAV for each of the institutional and retail shares for such quarter and we will provide more frequent pricing supplements if there is a change in the NAV by more than 5% from the NAV disclosed in the last filed prospectus or pricing supplement. In such event, we will, after the close of business on the day on which there is such a change in the NAV, file a pricing supplement which would show the calculation of the daily NAV and will provide an explanation as to the reason for the change. All investors whose redemption requests have not been processed will have the right to rescind the redemption transaction within ten days of such notice. Any purchase orders that we receive prior to 4:00 p.m. Eastern time on any business day will be executed at a price equal to our NAV per share for that day, as calculated after the close of business on that day. Purchase orders that we receive after 4:00 p.m. Eastern time will be executed at a price equal to our NAV per share as calculated after the close of business on the next business day. Purchase orders placed on a day that is not a business day will be executed as if they were received prior to the close of business on the immediately following business day.”

The following sentence is added to the end of the section “Shares Purchased by Affiliates and Institutional Investors” on page 222 of the Prospectus.

“Our board of directors granted our sponsor an exemption from these ownership limits, effective as of December 23, 2011, in connection with our sponsor’s purchase of shares of our common stock.”

The following disclosure is inserted immediately before the section “Subscription Process” on page 224 of the Prospectus.

“Reduced Selling Commissions for Purchases made through Certain Soliciting Dealers

In September 2012, we agreed with our dealer manager to permit customers of soliciting dealers who are affiliates of insurance holding companies to have their customers purchase retail shares in our public offering with reduced selling commissions of 4% of the net asset value per share, or a reduced selling commission soliciting dealer. The proceeds to us will not be affected by the reduced selling commissions. The dealer manager fee paid to our dealer manager, a portion of which may be reallowed to a reduced selling commission soliciting dealer, will remain 3% of the net asset value per share. Clients purchasing retail shares through a reduced selling commission soliciting dealer will receive more shares for the same dollars invested as compared to investors who are clients of soliciting dealers who have not elected this option. A soliciting dealer must receive written confirmation from our dealer manager that the soliciting dealer is authorized as a reduced selling commission soliciting dealer.”

The following disclosure replaces the first paragraph under the section “Subscription Process” on page 224 of the Prospectus.

“To purchase shares in this offering, you must complete and sign the subscription agreement in the form attached hereto as Appendix C-1. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to the applicable entity specified in the subscription agreement. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may wish to complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that you have received the relevant prospectus(es) and meet the requisite criteria and suitability standards for any such other product(s). You should pay for any shares of any other offering(s) as set forth in the multi-offering subscription agreement. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.”

How to Subscribe

The following disclosure replaces the second bullet on page 226 of the Prospectus under the heading “How to Subscribe.”

“•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C-1. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may wish to complete the execution copy of the multi-offering subscription agreement, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that you have received the relevant prospectus(es) and meet the requisite criteria and suitability standards for any such other product(s). A specimen copy of the multi-offering subscription agreement, including instructions for completing it, is included as Appendix C-2.”

Experts

The first paragraph under the heading “Experts” on page 230 of the Prospectus is deleted in its entirety.

The second paragraph under the heading “Experts” on page 230 of the Prospectus is replaced in its entirety by the following disclosure.

“The consolidated financial statements of American Realty Capital Daily Net Asset Value Trust, Inc. appearing in American Realty Capital Daily Net Asset Value Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.”

Incorporation of Certain Information by Reference

The following disclosure replaces in its entirety the third paragraph under the heading entitled “Incorporation by Reference” on page 231 of the Prospectus.

“The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 29, 2012;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 11, 2012;
•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 filed with the SEC on August 9, 2012;
•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on November 7, 2012;
•	Current Report on Form 8-K filed with the SEC on May 4, 2012;
•	Current Report on Form 8-K filed with the SEC on May 7, 2012;
•	Current Report on Form 8-K filed with the SEC on May 10, 2012;
•	Current Report on Form 8-K filed with the SEC on May 11, 2012;
•	Current Report on Form 8-K filed with the SEC on June 12, 2012;
•	Current Report on Form 8-K filed with the SEC on July 3, 2012;
•	Current Report on Form 8-K filed with the SEC on August 1, 2012;
•	Current Report on Form 8-K filed with the SEC on August 9, 2012;
•	Current Report on Form 8-K filed with the SEC on November 7, 2012;
•	Current Report on Form 8-K filed with the SEC on December 4, 2012;
•	Definitive Proxy Statement in respect of our 2012 meeting of stockholders filed with the SEC on April 25, 2012; and
•	Amendment No. 1 to our Definitive Proxy Statement in respect of our 2012 meeting of stockholders filed with the SEC on May 4, 2012.”

Subscription Agreements

The form of subscription agreement contained in Appendix C-1 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 9 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the revised form of multi-offering subscription agreement attached to this Supplement No. 9 as Appendix C-2. The revised form of multi-offering subscription agreement supersedes and replaces the form of multi-offering subscription agreement contained in the Prospectus.

Letter of Direction

The form of Letter of Direction contained on page E-1 of the Prospectus is hereby replaced with the revised form of Letter of Direction attached to this Supplement No. 9 as Appendix E. The revised form of Letter of Direction supersedes and replaces the form Letter of Direction in the Prospectus.

# American Realty Capital Daily Net Asset Value Trust
# SUBSCRIPTION AGREEMENT

**AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.**
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

## 1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

*NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.*

### Investment

☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")**

▸ State in which sale was made: ______

☐ Initial Investment: ☐ *Retail* * *(or)* ☐ *Institutional* **

☐ Additional Investment: ☐ *Retail* * *(or)* ☐ *Institutional* **

Acct# ____________

### Investment Amount

$ ____________

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

**Payment Method:** Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

**Payment Instructions:** Please follow the instructions outlined below.

■ **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ **For all other investments:**

▸ **For ARC Daily NAV** ***(except ARC Daily NAV investors in AL, OH, PA, TN and TX)*****, make checks payable to:** American Realty Capital Daily Net Asset Value Trust, Inc.

▸ **For ARC Daily NAV investors in AL, OH, PA, TN and TX, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.

**Note:** Investment subject to suitability standards, see the corresponding Prospectus for details.

## 2 OWNERSHIP

**IMPORTANT:** Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

### 2a. Non-Custodial Ownership
*(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ____________

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ____________
*Include a copy of the court appointment.*

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ____________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ____________
*Include title and signature pages.*

### 2b. Custodial Ownership
*(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **401(k)**

☐ **Other** (Specify) – ____________

* *Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the afferor disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

*(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

C-1-1

**3**

**IMPORTANT:** Send all paperwork directly to the custodian.

**Note:** This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

## Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

**4**

**IMPORTANT:** Investor Information is required.

**Note:** Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

## Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

**Citizenship:** *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

**NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b**

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

**Government ID:** ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

**CALIFORNIA INVESTORS:** ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

*Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

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## 5 Distributions

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

**Note:** Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

**AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.*

* *Tennessee investors cannot participate in the Automatic Purchase Plan.*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Daily Net Asset Value Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Alabama investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. Ohio investors cannot participate in the distribution reinvestment plan.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Daily Net Asset Value Trust, Inc. or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

## 5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

## ELECTRONIC DELIVERY ELECTION

***Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:***

☐ **American Realty Capital Daily Net Asset Value Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Daily Net Asset Value Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Daily Net Asset Value Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Daily Net Asset Value Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Daily Net Asset Value Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

**Joint Accounts:** If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

***Your e-mail address will be held in confidence and used only for matters relating to your investments.***

C-1-3

**6**

**IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

| **Subscriber Acknowledgements & Signatures** The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)** | **Owner** | **Co-Owner** |
|---|---|---|
| Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares. | | |
| I/We acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/We am/are purchasing shares for my/our own account. | | |
| I/We acknowledge that shares are not liquid. | | |
| If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kansas residents only:*** In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in ARC Daily NAV shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities. | | |
| ***Alabama residents only:*** In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC Daily NAV and other similar offerings. We will not release subscriptions from escrow until ARC Daily NAV has received $20,000,000 in subscriptions. | | |
| ***California residents only:*** In addition to the suitability requirements described above, investors' maximum investment in ARC Daily NAV shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Daily NAV has received an aggregate of $75,000,000 in subscriptions. For Ohio investors, we will not release subscriptions from escrow until ARC Daily NAV has received $20,000,000 in subscriptions. | | |
| ***Michigan residents only:*** A Michigan investor cannot invest more than 10% of their net worth in ARC Daily NAV. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| ***Texas residents only:*** An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth. For Texas investors, ARC Daily NAV will not release subscriptions from escrow until it has raised at least $10 million in other jurisdictions. | | |

C-1-4

## 6 Subscriber Acknowledgements & Signatures *(Continued)*

| | Owner | Co-Owner |
|---|---|---|
| ***Tennessee residents only:*** Investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a minimum net worth of at least $500,000, exclusive of home, home furnishings and automobiles. Investors' maximum investment in ARC Daily NAV shares and its affiliates shall not exceed 10% of the resident's net worth. | | |

*WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.*

## Subscriber Signature(s)

### 6a

**IMPORTANT:** The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

**SIGNATURE OF OWNER AND CO-OWNER** ***(ALL INVESTORS MUST SIGN)***

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

**Owner Signature** ______________________ Date (mm/dd/yyyy) __________

**Co-Owner Signature** (if applicable) ______________________ Date (mm/dd/yyyy) __________

**FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY**

**Signature of Custodian(s) or Trustee(s):** By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

**Authorized Signature** (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) __________

### 6b

## Substitute Form W-9 (Form W-9 (Rev. 10-2007)
## ALL U.S. Taxpayer Must Sign

**Certification:** To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

**Exempt TIN. Check here if investor is an exempt payee.** ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

**Certification instructions.** You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

| | |
|---|---|
| Signature of Investor | Print Name     Date |
| Signature of Joint Owner, if applicable | Print Name     Date |

C-1-5

C-1-6

C-1-7

## 7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

### Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box

Mailing Address

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required)

Representative #

Registered Representative or Advisor [I.A.] Address or P.O. Box

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required)

**Signature(s)** of Registered Representative(s) or Advisor(s) (Required)

Date

**Signature** of Broker/Dealer or RIA (If Required by Broker/Dealer)

Date

## 8

**IMPORTANT:** Please note that there are state-specific mailing addresses for ARC Daily NAV.

**For Non-Custodial Accounts:** Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

**For Custodial Accounts:** Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

### For Regular Mail

### For Overnight Deliveries

### State-Specific Mailing Address Differences for ARC Daily NAV:

- **For ARC Daily NAV investors in AL, OH, PA, TN and TX, mail to:**

  **American Realty Capital Daily Net Asset Value Trust, Inc.**
  **c/o Realty Capital Securities, LLC**
  **3 Copley Place, Suite 3300, Boston, MA 02116**

**FOR COMPANY USE ONLY:**

Amount

Date

Check/Wire#

Account #

Registered Representative #

Firm #

Custodian ID#

Transfer Agent Reviewer

C-1-8

ARC Global | ARCT IV | ARC DailyNAV | ARC-HT | NYRR | ARC Retail | BDCA | PE-ARC | UDF IV

# Multi-Offering SUBSCRIPTION AGREEMENT

**AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE (OR ARC-HT INVESTORS IN SOUTH CAROLINA) MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING.** IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

C-2-1

**1** Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

*NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.*

**Note:** Investment subject to suitability standards, see the corresponding Prospectus for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

| Investment | | Investment Amount |
|---|---|---|
| ☐ **American Realty Capital Global Trust, Inc. ("ARC Global")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **American Realty Capital Trust IV, Inc. ("ARCT IV")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")** ▸ State in which sale was made: ______ | ☐ Initial Investment: ☐ Retail* (or) ☐ Institutional** ☐ Additional Investment: ☐ Retail* (or) ☐ Institutional** Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **American Realty Capital Healthcare Trust, Inc. ("ARC-HT")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$1,000 minimum investment* |
| ☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE–ARC")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **United Development Funding IV ("UDF IV")**‡ ▸ State in which sale was made: ______ ‡ *Stated share price of $20 per share* | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$1,000 minimum investment if purchased through IRA or other qualified account* ▸ *$1,000 minimum for additional investments* |

**Payment Method:** Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

**Payment Instructions:** Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Global** *(except ARC Global investors in OH and PA)*, **ARCT IV, ARC Daily NAV** *(except ARC Daily NAV investors in OH, PA and TX)*, **ARC-HT, ARC Retail** *(except ARC Retail investors in OH and PA)*, **NYRR, BDCA, PE-ARC and UDF IV, make checks payable to the respective offering:** American Realty Capital Global Trust, Inc. (or) American Realty Capital Trust IV, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc. (or) United Development Funding IV.
  - **For ARC Global investors in OH and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Global Trust, Inc.
  - **For ARC Retail investors in OH and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.
  - **For ARC Daily NAV investors in OH, PA and TX, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.

## 2 OWNERSHIP

**IMPORTANT:** Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

### 2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.* State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.* Name of Executor: ______ *Include a copy of the court appointment.*
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.* Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______ *Include title and signature pages.*

### 2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

## 3

**IMPORTANT:** Send all paperwork directly to the custodian.

**Note:** This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

## Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

## 4

**IMPORTANT:** Investor Information is required.

**Note:** Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

## Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

**Citizenship:** *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

**NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b**

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

**Government ID: *(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

**CALIFORNIA INVESTORS:** ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

*Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

C-2-3

## 5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

**Note:** Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

**Footnotes:**

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Ohio investors in ARC Global, ARCT IV, ARC Daily NAV and ARC Retail, cannot participate in the Distribution Reinvestment Plan. Other Ohio investors, and ARCT IV investors in Maine, cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the Distribution Reinvestment Plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Global Trust, Inc., American Realty Capital Trust IV, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

## Distributions

**AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL TRUST IV, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Trust IV, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**BUSINESS DEVELOPMENT CORPORATION OF AMERICA**

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.**

▸ *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Dividend Reinvestment Plan**[3] *Investor elects to participate in the Dividend Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**UNITED DEVELOPMENT FUNDING IV**

▸ *I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-4

**5a** Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution

Mailing Address

City, State, Zip

Account #

Bank's ABA/Routing #

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

## ELECTRONIC DELIVERY ELECTION

*Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:*

☐ **Business Development Corporation of America** ☐ **Phillips Edison – ARC Shopping Center REIT, Inc.** ☐ **United Development Funding IV**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

**Joint Accounts:** If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

***Your e-mail address will be held in confidence and used only for matters relating to your investments.***

**6** **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

**NOTE:** ***Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee (or ARC-HT investors in South Carolina) may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

| **Subscriber Acknowledgements & Signatures** The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)** | **Owner** | **Co-Owner** |
|---|---|---|
| **For Investors of ALL Offerings:** | | |
| Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering. | | |
| ***California residents only:*** In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*. | | |
| ***Kansas residents only:*** In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities. | | |
| ***Michigan residents only:*** A Michigan investor cannot invest more than 10% of their net worth in each Issuer. | | |

C-2-5

**6 Continued**

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | **Owner** | **Co-Owner** |
|---|---|---|
| **For Investors of ALL Offerings *(Continued)*:** | | |
| ***Missouri residents only***: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for any offering with the Securities Division. | | |
| **For American Realty Capital Global Trust, Inc. ("ARC Global") Investors Only:** | | |
| I/we have received the final prospectus of ARC Global at least five (5) business days prior to the date of this subscription agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARC Global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kentucky residents only***: In addition to the suitability requirements described above, investors' maximum investment in the ARC Global shares will be limited to 10% of the investor's liquid net worth. | | |
| ***Ohio, Oregon, Pennsylvania, Washington, New Jersey and New Mexico residents only***: In addition to the suitability requirements described above, the investor's maximum investment in ARC Global and its affiliates cannot exceed 10% of the Oregon, Pennsylvania, Washington, New Jersey or New Mexico resident's net worth. An Ohio investor's aggregate investment in the ARC Global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities. For Ohio and Pennsylvania investors, ARC Global will not release subscriptions from escrow until it has received $20,000,000 and $75,000,000, respectively, in subscriptions. | | |
| ***Iowa residents only***: An Iowa investor's maximum investment in ARC Global and its affiliates cannot exceed 10% of the Iowa resident's liquid net worth. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Global offering. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Global should not exceed 10% of the investor's net worth. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Global offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| ***Texas residents only:*** A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor's maximum investment in the ARC Global offering shall not exceed 10% of the investor's liquid net worth. | | |
| **For American Realty Capital Trust IV, Inc. ("ARCT IV") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of ARCT IV, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARCT IV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Nebraska residents only:*** Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARCT IV and its affiliate cannot exceed 10% of the investor's net worth. | | |
| ***Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARCT IV and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. A Ohio investor's aggregate investment in ARCT IV shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. | | |

C-2-6

**6** *Continued*

| Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)* | Owner | Co-Owner |
|---|---|---|
| **For American Realty Capital Trust IV, Inc. ("ARCT IV") Investors Only** *(Continued)*: | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT IV offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARCT IV offering. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARCT IV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| ***New Jersey residents only:*** Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $100,000 and annual gross income of $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor's total investment in the ARCT IV offering and other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. | | |
| ***Texas residents only:*** An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, either (a) minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) minimum net worth of $250,000; net worth shall be exclusive of home, home furnishings and automobiles. | | |

| | | |
|---|---|---|
| **For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Daily NAV has received an aggregate of $75,000,000 in subscriptions. For Ohio investors, we will not release subscriptions from escrow until ARC Daily NAV has received $20,000,000 in subscriptions. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| ***Texas residents only:*** An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth. For Texas investors, ARC Daily NAV may not release subscriptions from escrow until it has raised at least $10 million in other jurisdictions. | | |

C-2-7

## 6 *Continued*

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | **Owner** | **Co-Owner** |
|---|---|---|
| **For American Realty Capital Healthcare Trust, Inc. ("ARC-HT") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of ARC-HT, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARC-HT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC-HT should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).* | | |
| ***Ohio, Iowa, Oregon, Pennsylvania and Washington residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in ARC-HT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***California residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in ARC-HT shares not to exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile).* | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT offering. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |

| **For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only:** | | |
|---|---|---|
| I/we acknowledge receipt of the final Prospectus of NYRR, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of NYRR, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the NYRR offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYRR and its affiliates cannot exceed 10% of the Ohio, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in NYRR should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).* | | |

C-2-8

**6** ***Continued***

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | **Owner** | **Co-Owner** |
|---|---|---|
| **For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only** *(Continued)***:** | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the NYRR offering. | | |
| **For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Retail has received an aggregate of $75,000,000 in subscriptions. We will not release proceeds from Ohio investors until we have raised an aggregate of $20,000,000 in subscriptions. | | |
| ***Nebraska residents only:*** Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth. | | |
| ***Mississippi residents only:*** In addition to the suitability standards above, shares will only be sold to Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC Retail and other similar offerings. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| **For Business Development Corporation of America ("BDCA") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Arizona residents only:*** The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year. | | |
| ***Iowa, Kentucky and New Jersey residents only:*** Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her net worth. | | |
| ***Oregon residents only:*** In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares and shares of its affiliates shall not exceed 10% of his or her net worth. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |

C-2-9

## 6 *Continued*

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | Owner | Co-Owner |
|---|---|---|
| **For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:** | | |
| ***Nebraska residents only:*** Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles. | | |
| ***Idaho residents only:*** Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.) | | |
| ***North Dakota residents only:*** BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards. | | |
| ***Texas residents only:*** Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles. | | |
| ***Oklahoma residents only:*** Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*. | | |
| ***North Carolina residents only:*** Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000. | | |
| ***Ohio residents only:*** In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in BDCA common stock to a maximum of 10% of his or her net worth. | | |
| ***New Mexico residents only:*** In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth. | | |
| **For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only:** | | |
| Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of PE-ARC, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in PE-ARC should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*. | | |
| ***Maine, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only:*** Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in PE-ARC and its affiliates cannot exceed 10% of the Maine, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the PE-ARC offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***New Mexico residents only:*** Investors must have a liquid net worth of at least 10 times the amount of their investment in PE-ARC. | | |
| **For United Development Funding IV ("UDF IV") Investors Only:** | | |
| I/we have received the final prospectus of UDF IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of UDF IV. | | |
| I/we am/are purchasing shares for my/our own account and I/we acknowledge that the shares are not liquid and there is no public market for this investment. | | |
| I/we am/are not an Unacceptable Investor, as such term is defined in the prospectus under "Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts." | | |

C-2-10

C-2-11

# 6[b]

## Substitute Form W-9
## ALL U.S. Taxpayer Must Sign

## SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

### Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

**Exempt TIN. Check here if investor is an exempt payee.** ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

**Certification instructions.** You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

| | |
|---|---|
| Signature of Investor | Print Name Date |
| Signature of Joint Owner, if applicable | Print Name Date |

# 6[b] *Continued*

## Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

**What Number to Give the Requester.** – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

| For this type of account: | Give the SSN of: |
|---|---|
| 1. An individual's account | The individual |
| 2. Two or more individuals (Joint account) | The actual owner of the account or, if combined funds, the first individual on the account [1] |
| 3. Custodian account of a minor (Uniform Gift to Minors Act) | The minor [2] |
| 4. (a) The usual revocable savings trust account (grantor also is trustee) | The grantor-trustee [1] |
| (b) So-called trust account that is not a legal or valid trust under State law | The actual owner [1] |
| 5. Sole proprietorship or single-owner LLC | The owner [3] |

| For this type of account: | Given the EIN of: |
|---|---|
| 6. Sole proprietorship or single-owner LLC | The owner [3] |
| 7. A valid trust, estate, or pension trust | The legal entity [4] |
| 8. Corporate or LLC electing corporate status on Form 8832 | The corporation |
| 9. Association, club, religious, charitable, educational, or other tax-exempt organization | The organization |
| 10. Partnership or multi-member LLC | The partnership or LLC |
| 11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments | The public entity |
| 12. A broker or registered nominee | The broker or nominee |

C-2-12

6b Continued

## Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

*(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.*
*(2) Circle the minor's name and furnish the minor's SSN.*
*(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.*
*(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)*

**Note:** *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

### Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

### Payees Exempt from Backup Withholding

*Backup withholding is not required on any payments made to the following payees:*

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

*Other payees that may be exempt from backup withholding include:*

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

**Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding.** *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

### Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

### Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

**FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.**

C-2-13

C-2-14

C-2-15

APPENDIX E

LETTER OF DIRECTION

           , 20
American Realty Capital Daily Net Asset Value Trust, Inc.
c/o DST Systems, Inc.
430 W 7th Street
Kansas City, Missouri 64105-1407

Re:	Registered Investment Advisory Fees Account No. (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to     , my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by American Realty Capital Daily Net Asset Value Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

$;     or

   % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Alabama, Maryland, Ohio or North Dakota investors.

E-1